EXHIBIT 99.1

       Beverly to Release Third Quarter Earnings on November 8;
    Company to Present at CIBC World Markets Healthcare Conference

    FORT SMITH, Ark.--(BUSINESS WIRE)--Nov. 3, 2004--Beverly Enterprises, Inc. (NYSE:BEV) said today that it will release third quarter earnings on Monday, November 8, 2004, after the close of trading on the New York Stock Exchange. This date is earlier than previously announced.
    There is no change in the time or date for a previously scheduled conference call, which still will take place on Tuesday, November 9, 2004, at 8:30 a.m. EST. Beverly shareholders may listen to a discussion of the company's performance by senior management by dialing 1-800-263-8506 or 1-719-457-2681 and entering reservation number 938269. A recording of this conference call will be available from 11:30 a.m. EST that day until midnight Friday, November 19. Shareholders may dial 1-888-203-1112 or 1-719-457-0820 and enter reservation number 938269 to access the recording.
    In addition, Beverly management is scheduled to make a presentation at the CIBC World Markets 15th Annual Healthcare Conference in New York on Tuesday, November 9, 2004, at 11:00 a.m. EST. Investors, analysts and the general public may listen to a live webcast of this presentation, which can be accessed in the Investor Relations section of Beverly's Web site at www.beverlycorp.com. A replay of the webcast will be available for 30 days at the same location beginning approximately three hours after the event.
    Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States.

    CONTACT: Beverly Enterprises, Inc.
             Investors:
             James M. Griffith, 479-201-5514
             or
             News Media:
             Blair C. Jackson, 479-201-5263